UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

IMAGING3, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

95-4451059
(Commission File Number)	(I.R.S. Employer Identification No.)

3022 N. Hollywood Way, Burbank, California	91505
(Address of principal executive offices)	(Zip Code)

(818) 260-0930
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[ ]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Arrangements. Effective May 1, 2017, the Board of Directors of Imaging3, Inc., a California corporation (the “Company”), authorized the issuance of (i) 36,000,000 warrants to purchase 36,000,000 shares of the Company’s common stock at an exercise price of $0.02 per share for a period of five years from the date of issuance to Mr. Dane Medley, the Chief Executive Officer of the Company, in consideration for his valuable service contributions to the Company and in accordance with the warrant attached hereto as Exhibit 4.1, and (ii) 20,000,000 warrants to purchase 20,000,000 shares of the Company’s common stock at an exercise price of $0.02 per share for a period of five years from the date of issuance to Mr. Xavier Aguilera, the Chief Financial Officer of the Company, in consideration for his valuable service contributions to the Company and in accordance with the warrant attached hereto as Exhibit 4.2.

Effective December 31, 2016, Mr. Dane Medley submitted 18,000,000 of his shares of the Company’s common stock for voluntary cancellation and Mr. Xavier Aguilera submitted 10,000,000 of his shares of the Company’s common stock for voluntary cancellation.

SECTION 9.	FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)	Exhibits

4.1.	Warrant issued to Mr. Dane Medley.

4.2	Warrant issued to Mr. Xavier Aguilera.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMAGING 3, INC.
(Registrant)

Date: April 20, 2017

/s/ Dane Medley
Dane Medley, Chief Executive Officer